Exhibit 10.8

Unitrin, Inc. 1997 Stock Option Plan

NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT

This NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (“Agreement”) is made as of this          day of                     , 200     (“Grant Date”) between UNITRIN, INC., a Delaware corporation (the “Company”), and «name» (the “Option Holder”).

RECITALS

A. The Board of Directors of the Company has adopted the Unitrin, Inc. 1997 Stock Option Plan, including all amendments to date (the “Plan”).

The Plan provides for the granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary or affiliate of the Company, as the Stock Option Committee (the “Committee”) may from time to time determine, of options to purchase shares of Common Stock of the Company and tandem stock appreciation rights (“SAR(s)”).

B. Pursuant to the Plan, the Plan shall be administered by the Committee appointed by and comprised of members of the Board of Directors.

C. Pursuant to the Plan, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant a non-qualified stock option (and tandem SAR) to the Option Holder covering «shares» («number») shares of the Company’s Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Non-Qualified Stock Option and SAR Agreement between the Company and the Option Holder.

D. Neither the option nor the SAR granted hereby is intended to qualify as an “incentive stock option” under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant.

(a) The Company grants to the Option Holder the right and option (the “Option”) to purchase on the terms and conditions hereinafter set forth, all or any part (subject to the limitations of Section 3) of an aggregate of «shares» («number») shares of the Common Stock of the Company at the purchase price of $             per share, exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Grant Date (the “Expiration Date”) or earlier in accordance with Section 3(e) or Section 5.

(b) The Option is coupled with a SAR that is exercisable to the extent, and only to the extent, that the Option is exercisable under the vesting provisions of Section 2. The term of the SAR shall expire on the Expiration Date and shall be subject to early termination pursuant to Section 3(e) and Section 5. The SAR shall entitle the Option Holder to surrender the Option (or any portion thereof, subject to Section 3(a)) to the Company unexercised and receive in exchange for the surrender of the Option (or the surrendered portion thereof) that number of shares of the Company’s common stock having an aggregate value equal to: (A) the excess of the fair market value of one share of such stock (as determined in accordance with Section 4) over the purchase price per share specified in Section 1(a) above (or, if applicable, such price as adjusted pursuant to Section 9 or Section 14 hereof), multiplied by (B) the number of such shares subject to the Option (or portion thereof) which is so surrendered.

2. Vesting. The Option Holder may not purchase any shares by exercise of this Option or the SAR prior to the six-month anniversary of the Grant Date (“Initial Vesting Date”). The shares subject to this Option and the SAR shall become exercisable in four (4), equal annual installments of twenty-five percent (25%) commencing on the Initial Vesting Date, and shall be fully exercisable on the third anniversary of the Initial Vesting Date. Subject to earlier termination under Section 5 or the terms of the Plan and no later than the Expiration Date, the Option Holder may purchase all or any part (subject to the limitations of Section 3) of the shares subject to this Option which are currently exercisable, or such lesser number of shares as may be available through the exercise of the SAR. The total number of shares subject to the Option, including the number of shares subject to the Option which are currently exercisable by the Option Holder each shall be reduced by the number of shares previously acquired by the Option Holder pursuant to this Agreement.

3. Manner of Exercise.

(a) Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company. Such notice shall identify the Options being exercised. When applicable, the notice shall also specify the number of Mature Shares (as defined in the Plan) that the Option Holder plans to deliver in payment of all or part of the exercise price. Before shares will be issued, the full purchase price of the shares subject to the Options being exercised shall be paid to the Company using the following methods, individually or in combination: (i) by check payable to the order of the Company in an amount equal to the purchase price, (ii) by Constructive or Actual Delivery (as defined in the Plan) of Mature Shares with a fair market value as of the close of business on the date of exercise equal to or greater than the purchase price, (iii) by electronic transfer of funds to an account of the Company, or (iv) by other means acceptable to the Committee. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than fifty (50) shares or the total number of shares then eligible for exercise, if less than fifty (50) shares, unless the Option/SAR is scheduled to expire within six months of the date of the exercise.

(b) Each exercise of the SAR shall be by means of a written notice of exercise delivered to the Company, specifying whether the Option Holder is surrendering all or a portion of the Option and, if only a portion of the Option is being surrendered, how many shares are included in such portion (to the extent determinable by the Option Holder). Upon satisfaction of the Option Holder’s obligation to pay the Company the amount of all taxes that the Company is required to withhold in connection with such exercise as specified in Section 7 below, the Company shall issue to the Option Holder a number of shares of the Company’s common stock computed in accordance with Section 1(b) and the Option and the SAR (or the surrendered portions thereof) shall be deemed extinguished. The SAR may only be settled in shares of the Company’s common stock and not by payment of cash to the Option Holder. Any fractional share that would otherwise result from an exercise of the SAR shall be rounded down to the nearest whole share.

(c) The date of exercise shall be: (i) in the case of a broker-assisted cashless exercise, the earlier of (A) the trade date of the related sale of stock, or (B) the date that the Company receives the purchase price; (ii) in the case of a Restorative Option (as defined in the Plan) or SAR, the date that the Company receives written notice of exercise; or (iii) in all other cases, the date that the Company receives the purchase price.

(d) This Option and SAR may be exercised (i) during the lifetime of the Option Holder only by the Option Holder or the Option Holder’s Representative (as defined in the Plan); and (ii) after the Option Holder’s death, by the Representative of the Option Holder’s estate or his or her transferees by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse’s successors in interest. If the spouse of the Option Holder shall have acquired a community property interest in this Option and the SAR, the Option Holder, or the Option Holder’s permitted successors in interest, may exercise the Option and the SAR on behalf of the spouse of the Option Holder or such spouse’s successors in interest.

(e) Except as provided in Section 14 below with respect to the coupling of a SAR to a Restorative Option, in the event the Option (or any portion thereof) is exercised, then the SAR (or the corresponding portion) shall terminate. In the event that the SAR (or any portion thereof) is exercised, then the Option (or the corresponding portion) shall likewise terminate.

4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date, (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

5. Cessation of Services, Death or Permanent Disability. The provisions of Sections 11 or 12 of the Plan are hereby incorporated into and made a part of this Agreement.

6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option or SAR shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange or any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

7. Withholding of Taxes. Upon the exercise of this Option and SAR, the Company shall require the Option Holder or the Option Holder’s permitted successor in interest to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares. Subject to the limitations set forth in the next three sentences, the Option Holder or his/her Representative may elect to satisfy all or any portion of such tax withholding obligations either by: (i) any of the methods described in Sections 3(a)(i) through 3(a)(iv) above, or (ii) directing the Company to withhold shares that would otherwise have been issued pursuant to the exercise of this Option or SAR. Neither the Option Holder nor his/her Representative shall have the right to utilize shares already owned by the Option Holder or to have shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their fair market value on the date of exercise. In the case of an exercise of the SAR, the Company retains the right to require the Option Holder to pay any and all withholding taxes arising out of such exercise solely in cash.

8. No Assignment. This Option and SAR and all rights and privileges granted hereby (including the right of exercise) shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Option Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or SAR or any other rights or privileges granted hereby contrary to the provisions hereof, this Option and SAR and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9. Adjustment for Reorganizations, Stock Splits, etc. The provisions of Section 14 of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings, change of control events and similar matters described therein are hereby incorporated in and made a part of this Agreement.

Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

10. Participation by Option Holder in Other Company Plans. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

11. No Rights as a Stockholder Until Issuance of Stock Certificate. Neither the Option Holder nor any other person legally entitled to exercise this Option or SAR shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option or SAR unless and until the shares have been issued and delivered to: (i) Option Holder in certificate form; (ii) a brokerage or other account for the benefit of Option Holder either in certificate form or via “DWAC” or similar electronic means; or (iii) a book entry or direct registration account in the name of Option Holder.

12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company, expressed or implied, to employ Option

Holder or contract for Option Holder’s services, to restrict the Company’s right to discharge Option Holder or cease contracting for Option Holder’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Option Holder and the Company.

13. Agreement Subject to Stock Option Plan. The Option and SAR hereby granted is subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Option Holder’s rights under this Agreement without the prior written consent of the Option Holder. To the extent that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

14. Restorative Stock Options. A Restorative Option (as defined in the Plan) will be granted in connection with the exercise of this Option and a Restorative Option resulting from this Option if: (i) the Option Holder elects to pay some or all of the exercise price of such Option (the “Underlying Option”) and/or any related withholding taxes by Constructive or Actual Delivery of Mature Shares (or, in the case of such taxes, by directing the Company to withhold shares that would otherwise be issued upon exercise of such Underlying Option); and (ii) the Fair Market Value of a share of the Company’s Common Stock on the exercise date exceeds the exercise price of a share of Common Stock subject to the Underlying Option by at least fifteen percent (15%).

The number of shares of Common Stock subject to the Restorative Option shall be equal to the sum of: (a) any Mature Shares used by Constructive or Actual Delivery to pay the exercise price and/or the related withholding taxes, and (b) any shares of Common Stock withheld in connection with the exercise in payment of withholding taxes. The exercise price of the Restorative Option shall be equal to one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date the Underlying Option is exercised. The Restorative Option shall be fully vested beginning six months after the date of its grant and shall expire on the expiration date of the Underlying Option. All other terms of the Restorative Option shall be identical to the terms of the Underlying Option.

No Restorative Option shall be granted if on the date of exercise of the Underlying Option: (i) the Option Holder does not meet the eligibility requirements under Section 5 of the Plan; (ii) such Option would be scheduled to expire within twelve (12) months; or (iii) the Fair Market Value of a share of the Company’s Common Stock does not meet the fifteen percent (15%) appreciation requirement set forth above.

To the extent the Option Holder is granted a Restorative Option pursuant to the exercise of this Option, the Option Holder and his or her spouse agree to be bound by all the terms and conditions of this Agreement and the Plan with respect to such Restorative Option. Each Restorative Option that may result from the exercise of this Option shall be deemed to be coupled with a SAR. Each Restorative Option and tandem SAR shall be identical in terms with the original Option and SAR provided for in Section 1(a) and (b) of this Agreement, except that the Restorative Option and tandem SAR shall (i) have an exercise price per share equal to the fair market value of the one share of the Company’s common stock on the date of the exercise giving rise to such Restorative Option, and (ii) fully vest six months after its inception. No Restorative Option shall be granted with respect to any Constructive or Actual Delivery of Mature Shares, or any shares withheld, in either case to pay any applicable withholding taxes that arise out of any exercise of the SAR.

15. Arbitration. All disputes related to this Agreement or any Options granted hereunder, shall be submitted to binding arbitration with the American Arbitration Association (“AAA”) pursuant to the AAA National Rules for the Resolution of Employment Disputes (“AAA Rules”). A copy of the AAA Rules is available to the Option Holder upon written request to the Company’s Director of Human Resources at One East Wacker Drive, Chicago, Illinois 60601 (or such other address as the Company may specify from time to time), or may be obtained online at: www.adr.org.

To initiate arbitration, either party must file a Demand for Arbitration (“Demand”) in the manner described in the AAA Rules. After a demand has been filed and served, either party may request that the dispute initially be mediated pursuant to the AAA Rules. If mediation does not fully resolve the dispute, then the matter will be subject to arbitration before a single arbitrator who shall have the power to award any types of legal or equitable relief available in a court of competent jurisdiction, including, but not limited to, attorneys’ fees and costs, to the extent such relief is available under applicable law, and all defenses that would be applicable in a court of competent jurisdiction shall be available. All administrative costs of arbitration (including reimbursement of filing fees) and the fees of the arbitrator will be paid by the Company.

16. Execution. This Option and SAR have been granted, executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of Illinois.

<ADD THE NEXT SECTION FOR ALL GRANTS TO THE FOLLOWING OFFICERS OF THE COMPANY: CEO; COO; PRESIDENT; AND VICE PRESIDENTS>

17. Stock Holding Period. The Option Holder agrees to hold all shares of Common Stock acquired upon the exercise of Options (including Restorative Options) granted hereunder for a minimum of twelve months following the date of such exercise. This holding period shall not apply to shares sold or tendered by the Option Holder and/or withheld by the Company to pay the Option exercise price and/or to settle tax liabilities related to the Option exercise.

UNITRIN, INC.		OPTION HOLDER

By:
	«Authorized Officer»	«Name»

By his or her signature below, the spouse of the Option Holder agrees to be bound by all of the terms and conditions of the foregoing Non-Qualified Stock Option and SAR Agreement.

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